Exhibit 99.1
Caladrius Biosciences Subsidiary PCT, LLC Enters Into Global Collaboration and License Agreement with Hitachi Chemical
Caladrius Sells 19.9% equity stake in PCT for $19.4 million
Licenses cell therapy technology for certain Asian territories for $5.6 million and future royalties

BASKING RIDGE, N.J., March 14, 2016 (GLOBE NEWSWIRE) -- Caladrius Biosciences, Inc. (NASDAQ:CLBS) (“Caladrius” or the “Company”), a leading cell therapy company combining an industry-leading development and manufacturing services provider (PCT, LLC, a Caladrius Company, or “PCT”) with a select therapeutic product pipeline, announces that Caladrius, through its subsidiary, PCT, has entered into a global collaboration with Hitachi Chemical Co., Ltd. (Hitachi Chemical) that includes licensing, development and equity components. Hitachi Chemical is a global conglomerate with a growing franchise in life sciences, including regenerative medicine.
As part of the collaboration, Hitachi Chemical has purchased a 19.9% equity interest in PCT for $19.4 million. Caladrius will retain the remaining 80.1% ownership of PCT. Caladrius intends to use the acquired capital for continued expansion and improvements at PCT in support of commercial product launch readiness as well as for general corporate purposes.
In addition, PCT has licensed its cell therapy technology and know-how to Hitachi Chemical for cell therapy manufacturing in certain Asian territories, including Japan, where the Pharmaceuticals and Medical Devices Agency (“PMDA”) has introduced more favorable legislation to stimulate the growth of regenerative medicine development in Japan. Under the license agreement, Hitachi Chemical is to make upfront and near term milestone payments of $5.6 million. In addition, Hitachi Chemical will pay service fees and royalties on contract revenue in those territories. Under the license arrangement, Hitachi Chemical is responsible for all capital and operational expenses associated with the establishment and operation of the Asian business on which PCT is entitled to royalty payments.
PCT and Hitachi Chemical have also agreed to explore the establishment of a joint venture in Europe.
“We are delighted about this collaboration with a company of the stature and global reach of Hitachi Chemical as it represents a clear validation of the PCT business model, technology and know-how. Importantly, it now values our PCT business at approximately $100 million and provides non-dilutive capital that strengthens our financial position,” said David J. Mazzo, PhD, Chief Executive Officer of Caladrius. “Together, Caladrius, PCT and Hitachi Chemical are focused on building a global leadership position in cell therapy development and manufacturing with this transformative collaboration.”
“This partnership with Hitachi Chemical underscores the value of PCT’s expertise in cell therapy manufacturing and process development and will allow for the acceleration of our vision to create a global commercial enterprise with deep engineering expertise. Moreover, Hitachi Chemical’s investment in PCT shows its confidence in the growth of the cell therapy field as the field continues to shift towards Phase 2 and Phase 3 trials and into commercial distribution as regulatory approvals are obtained,” said Robert A. Preti, PhD, President of PCT. “By leveraging this expanded footprint, our clients will gain global access to the cell and cell-based gene therapy markets of tomorrow, where we expect engineering solutions to process optimization and automation will play a seminal role.”
"Our aim is to establish global leadership in regenerative medicine and we believe this deep collaboration with PCT, through its veteran cell therapy manufacturing experts and global brand, can power that into a reality," said Kazuyuki Tanaka, President and CEO of Hitachi Chemical Co., Ltd. “By leveraging PCT’s expertise and cell therapy technology, complementing PCT’s capabilities with our own and launching joint initiatives in new geographies, we will advance together towards that goal. In addition to using PCT’s support, Hitachi Chemical will receive technological assistance from Hitachi Group to develop a production control system, including automated facilities, to manufacture low cost yet high quality regenerative medicine cells, while also promoting consumable materials such as containers and reagents.”

Conference Call

As previously announced, Caladrius management will host a conference call to discuss the Company’s 2015 fourth quarter and year-end financial results, at which time management will also discuss this announcement. The conference call will be held on March 15, 2016 at 5:00 pm Eastern time. To participate in the conference call, dial 877-562-4460 (U.S.) or 513-438-4106 (international) and provide conference ID 95709216. To access the live webcast, visit the Investor Relations section of the Company’s website at http://www.caladrius.com/events. The webcast will be archived on the website for 90 days.
About Hitachi Chemical Co., Ltd.

Hitachi Chemical Co., Ltd. (TSE༚F4217), headquartered in Tokyo, Japan, delivers a wide range of innovative products, such as electronic materials, automobile parts, energy storage devices and systems for health care and life science in global markets. The company’s consolidated revenues for fiscal 2014 (ended March 31, 2015) totaled 534 billion yen ($4.9 billion). For more information on Hitachi Chemical, please visit the company’s website at http://www.hitachi-chem.co.jp/english/
About Caladrius Biosciences
Caladrius Biosciences, Inc., through its subsidiary, PCT, is a leading development and manufacturing partner to the cell therapy industry.  PCT works with its clients to overcome the fundamental challenges of cell therapy manufacturing by providing a wide range of innovative services including product and process development, GMP manufacturing, engineering and automation, cell and tissue processing, logistics, storage and distribution, as well as expert consulting and regulatory support. PCT and Hitachi Chemical Co. have entered into a strategic global collaboration to accelerate the creation of a global commercial cell therapy development and manufacturing enterprise with deep engineering expertise.  Around the core expertise of PCT, Caladrius strategically develops select product candidates, which currently includes an innovative therapy for type 1 diabetes based on a proprietary platform technology for immunomodulation. For more information, visit www.caladrius.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding the benefits of our collaboration with Hitachi Chemical, our expected use of proceeds from the Hitachi Chemical transaction, the role of engineering solutions to process optimization and automation in cell-based gene therapy markets. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 2, 2015, and in the Company’s other periodic filings with the SEC, including: risks related to:  (i) our expected continued losses and negative cash flows; (ii) our anticipated need for substantial additional financing; (iii) the significant costs and management resources required to comply with the requirements of being a public company;  (iv) the possibility that a significant market for cell therapy may not emerge; (v) the potential variability in PCT’s revenues; (vi) PCT’s limited manufacturing capacity; (vii) the need to improve manufacturing efficiency at PCT; (viii) the limited marketing staff and budget at PCT; (ix) the logistics associated with the distribution of materials produced by PCT; (x) government regulation; (xi) our intellectual property; (xii) cybersecurity; (xiii) the development, approval and commercialization of our products; (xiv) enrolling patients in and completing, clinical trials; (xv) the variability of autologous cell therapy; (xvi) our access to reagents we use in the clinical development of our cell therapy product candidates; (xvii) the validation and establishment of manufacturing controls; (xviii) the failure to obtain regulatory approvals outside the United States; (xix) our failure to realize benefits relating to “fast track” and “orphan drug” designations; (xx) the failure of our clinical trials to demonstrate the safety and efficacy of our product candidates; (xxi) our current lack of sufficient manufacturing capabilities to produce our product candidates at commercial scale; (xxii) our lack of revenue from product sales; (xxiii) the commercial potential and profitability of our products; (xxiv) our failure to realize benefits from collaborations, strategic alliances or licensing arrangements; (xxv) the novelty and expense of the technology used in our cell therapy business; (xxvi) the possibility that our competitors will develop and market more effective, safer or less expensive products than our product candidates; (xxvii) product liability claims and litigation, including exposure from the use of our products; (xxviii) our potential inability to retain or hire key employees; and (xxix) risks related to our capital stock. The Company’s further development is highly dependent on, among other things, future medical and research developments and market acceptance, which are outside of its control.

CONTACTS:

Investors:
LHA
Anne Marie Fields
Senior Vice President
Phone: +1-212-838-3777
Email: afields@lhai.com

Media:
Caladrius Biosciences, Inc.
Eric Powers
Director, Communications and Marketing
Phone: +1-212-584-4173

Email: epowers@caladrius.com